FRANK J. HAGAN, JR.

7941 [redacted] Los Angeles, CA 90046

February 4, 2026

Richard Kaiser
Secretary
Bravo Multinational, Inc

VIA E MAIL

Dear Rich:

As of this date, I hereby resign my position as President of Bravo Multinational, Inc., (BRVO) and simultaneously relinquish my seat on the company's Board of Directors.

I have also notified (in writing) Grant Cramer, the BRVO CEO of my decision.

I am departing on good terms with all involved, and will be stepping into similar media position with a foundation, and thus a non-publicly traded entity.

I wish you well in the future!

Regards,

[redacted]

Frank J Hagan Jr.